UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Silence Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39487	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hammersmith Grove
London
United Kingdom	W6 7AP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 20 3457 6900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing three ordinary shares, nominal value £0.05 per share	SLN	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.05 per share*	*	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 10, 2026, Silence Therapeutics plc (the “Company”) issued a press release announcing positive topline results from the Phase 2 SANRECO trial of divesiran in polycythemia vera (“PV”). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As described in the accompanying press release, the Company will host a conference call and live audio webcast today, August 10, 2026 at 8:00 a.m., Eastern Time, to discuss the presentation of data described above.

The live audio webcast may be accessed through the “Events and Presentations” section of the Company’s website at silence-therapeutics.com. A copy of the presentation to be used by the Company during the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

The Company’s website and any information contained on the Company’s website are not incorporated into this Current Report on Form 8-K.

Item 8.01 Other Events.

On August 10, 2026, the Company issued a press release announcing positive topline results from the Phase 2 SANRECO trial, a 36-week, randomized, double-blind, placebo-controlled portion of the Phase 2 trial evaluating divesiran (6 mg/kg) administered subcutaneously every six weeks (“Q6W”) or every twelve weeks (“Q12W”) met its primary endpoint and secondary endpoints. Based on the Phase 2 results, the Company expects to initiate a Phase 3 trial evaluating divesiran for Q12W dosing vs. placebo in the first half of 2027.

Key findings from the study include:

●

The primary endpoint was met, with a significantly higher proportion of clinical responders among divesiran-treated patients with PV compared to those who received placebo (88% for divesiran versus 19% for placebo; p<0.0001). The primary endpoint was the proportion of patients achieving a response, which was defined as the absence of phlebotomy and maintenance of hematocrit (HCT) below 45% during weeks 18-36.

●	Importantly, both divesiran dose groups showed substantial primary endpoint efficacy with response rates of 93.8% and 81.3% for Q6W and Q12W, respectively.

●

The key secondary endpoint of phlebotomy rate during weeks 0-36 was also met with the mean number of phlebotomies per patient in the divesiran groups significantly reduced compared to placebo (0.2 for divesiran versus 2.1 for placebo; p<0.0001).

●	Divesiran groups also showed improvements in hematocrit control, iron markers including ferritin, and patient reported outcomes using the MPN-SAF Total Symptom Score (MPN-SAF TSS).

●

Divesiran was observed to be well tolerated and safety was in line with previous trials. No new safety findings were observed in the trial. Injection site reactions were infrequent and self-limiting. There were two investigator reported grade 1 anemia adverse event cases.

Cautionary Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of hereof, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to the timing and the Company’s ability to initiate Phase 3 trial of divesiran in PV. These forward-looking statements are based on our current expectations and may differ materially from actual results due to a variety of factors including, without limitation, the factors that are described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 5, 2026, and its subsequent filings with the SEC. The forward-looking statements herein are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward looking statements, except as required by law.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 10, 2026

99.2	Conference Call Presentation dated August 10, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILENCE THERAPEUTICS PLC

Date: August 10, 2026	By:	/s/ Iain Ross
Name: Iain Ross
Title: Interim Principal Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)